UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2010

Commission File Number: 333- 152535

Buyonate, Inc.
(Exact name of registrant as specified in its charter)

Nevada	98- 0550385
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

Building 3, Binhe District, Longhe East Road, Lu’an City, Anhui Province, PRC 237000
(Address of principal executive offices)
011-86-564-3224888
(Registrant’s telephone number, including area code)
# 803-5348 Vegas Drive, Las Vegas, NV 89108

(Former name or former address if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective August 3, 2010, CEH Merger Corp., a Nevada corporation  newly formed by the Company for the purposes of merging into the Company, merged into the Company. In connection with merger and pursuant to Articles of Merger filed with the Nevada Secretary of State, the Company changed its name to China Electronics Holdings, Inc. No securities of the Company were issued in connection with the merger

The merger and name change was approved by the Board of Directors of the Company. Approval by the shareholders of the Company of the merger and name change was not required under Nevada law and not obtained.

The Company has notified the Financial Industry Regulatory Authority ("FINRA") of the name change and will work with FINRA to obtain a new trading symbol for the Company’s common stock.  These changes will not be effective on the OTC Bulletin Board, or any other trading market, until they are processed by FINRA.

Item 9.01   Financial Statements, Pro Forma Financial Information and Exhibits.

a)    Not Applicable.

b)    Not Applicable.

c)    Exhibits

No.	Exhibits

3.1	Articles of Merger filed with the Nevada Secretary of State on August 3, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 9, 2010

BUYONATE, INC.

By:	/s/ Hailong Liu
Hailong Liu
Chief Executive Officer